UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2016
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TIVO INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-27141	77-0463167
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2160 Gold Street,
San Jose, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (408) 519-9100

(Former name or former address, if changed since last report.)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Separation from Service of Jeff Klugman

Effective as of March 1, 2016, Jeff Klugman, Executive Vice President, General Manager Products and Revenue, will be separating from service with TiVo.  TiVo and Mr. Klugman entered into a separation agreement, effective as of March 1, 2016, pursuant to which Mr. Klugman will receive the following compensation and benefits:

•	A lump sum payment of $468,180 and reimbursement for continued health benefit coverage from March 1, 2016 to February 28, 2017 (the “Transition Period”);

•	a payment equal to actual bonus achievement of his Fiscal Year 2016 Company bonus at the time TiVo pays such bonuses in its normal course of business; and

•
continued vesting and exercisability of Mr. Klugman’s time-based restricted stock awards through April 1, 2016 and accelerated vesting of Mr. Klugman’s time-based restricted stock award that would otherwise vest in April 2017.

Mr. Klugman has agreed not to solicit TiVo employees for 12 months after his separation date and to release any claims he may have against the company.  In addition, Mr. Klugman will not vest as to 115,000 performance shares that remain outstanding as of the date of his separation.

This summary of the terms of the separation agreement with Mr. Klugman is supplemented and qualified in all respects by reference to the full terms of the separation agreement, a copy of which is attached as Exhibit 10.1 and incorporated by reference.

At-Will Employment Agreements with Messrs. Phillips and Zinn

On March 1, 2016, TiVo entered into at-will employment agreements with each of Messrs. Phillips and Zinn. Pursuant to the agreements, in the event TiVo terminates either executive’s employment other than for “cause,” or such executive terminates his employment for “good reason” (each term as defined in the severance agreements) on or prior to March 1, 2017, such executive will receive the following compensation and benefits:

•	a lump-sum payment equal to 1.25 times such executive’s annual salary;

•	fifteen months’ continued benefits coverage; and

•	acceleration of unvested time-based equity awards that would have vested by their terms through April 2017 (but for such executive’s separation from service).

In the event of a change of control of the Company, Messrs. Phillips and Zinn would receive the better of benefits they would be otherwise eligible for under their existing Senior Vice President Change of Control Agreement or the at-will employment agreements described here. This summary of the terms of the at-will employment agreements with Messrs. Phillips and Zinn is supplemented and qualified in all respects by reference to the full terms of their respective at-will employment agreements, a form of which is attached as Exhibit 10.2 and incorporated by reference.
ITEM 9.01. Exhibits.
(d)           Exhibits

Exhibit Number	Description
10.1	Separation Agreement between TiVo Inc. and Jeff Klugman, Dated March 1, 2016.
10.2	Form of At-Will Employment Agreement (Senior Executive).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TIVO INC.

Date: March 1, 2016	By:	/s/ Naveen Chopra
Naveen Chopra
Interim Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Description
10.1	Separation Agreement between TiVo Inc. and Jeff Klugman, Dated March 1, 2016.
10.2	Form of At-Will Employment Agreement (Senior Executive).